Exhibit 99.1

FOR IMMEDIATE RELEASE

November 1, 2017

Columbia Banking System Announces Completion of Acquisition of Pacific Continental Corporation

TACOMA, Wash., November 1, 2017 — Columbia Banking System, Inc. (NASDAQ: COLB, “Columbia”) today announced the completion of its acquisition of Pacific Continental Corporation (NASDAQ: PCBK, “Pacific Continental”) the parent company of Pacific Continental Bank. Immediately following completion of the acquisition, Pacific Continental Bank was merged with and into Columbia’s wholly owned subsidiary, Columbia State Bank. Effective at the time of the merger, Columbia also appointed Eric Forrest, a former director of Pacific Continental, to serve on the Boards of Columbia and Columbia State Bank.

Under terms of the transaction agreement, Pacific Continental shareholders received 0.6430 of a share of Columbia common stock for each share of Pacific Continental stock. The value of the total deal consideration was approximately $644.8 million, which includes approximately $637.1 million of Columbia stock issued to Pacific Continental shareholders and $7.7 million of cash issued to the holders of options, stock appreciation rights and restricted stock units.

Hadley Robbins, President and Chief Executive Officer of Columbia, said, “We are delighted to announce the completion of our merger with Pacific Continental which strengthens Columbia’s position as a leading Pacific Northwest regional bank and gives us a presence in key metropolitan markets. We are pleased to welcome the Pacific Continental family of customers, employees and shareholders to Columbia. Together, we look forward to continuing our mutual commitment to relationship banking and to building strong relationships with our customers and the communities we serve.”

With the addition of Pacific Continental, on a pro forma combined basis, Columbia Bank has over $12.0 billion in total assets and over 150 branches throughout Washington, Oregon and Idaho.

Columbia was advised on this transaction by Keefe, Bruyette & Woods, a Stifel Company, as financial advisor and Sullivan & Cromwell LLP, as legal counsel. Pacific Continental was advised by D.A. Davidson & Co., as financial advisor, and Pillsbury Winthrop Shaw Pittman LLP, as legal counsel.

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the eleventh consecutive year, the bank was named in 2017 as one of Puget Sound Business Journal’s “Washington’s Best Workplaces.” Columbia ranked in the top 30 on the 2017 Forbes list of best banks. More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates may reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Annualized, pro forma, projected and estimated numbers and percentages are used for illustrative purposes only, are not forecasts, and may not reflect actual results.

Columbia Banking System Contacts:

Hadley S. Robbins, President and Chief Executive Officer

Clint E. Stein, Executive Vice President and Chief Operating Officer

Investor Relations Contact:

InvestorRelations@columbiabank.com

(253) 305-1921

Media Contact:

Moira Conlon

Financial Profiles, Inc.

(310) 622- 8220